Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-201425) on Form S-3 and Registration Statement (No. 333-191473) on Form S-8 and inclusion in United Insurance Holdings Corp.’s Form 8-K/A of our report dated May 18, 2017, relating to the consolidated financial statements of AmCo Holding Company, as of December 31, 2016 and 2015 and for each of the years in the three year period ended December 31, 2016.

/s/ RSM US LLP

Omaha, Nebraska
June 16, 2017